Exhibit 99.1

Palomar Holdings, Inc. Reports First Quarter 2022 Results

LA JOLLA, Calif. (May 4, 2022) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $14.5 million, or $0.56 per diluted share, for the first quarter of 2022 compared to $16.6 million, or $0.63 per diluted share, for the first quarter of 2021. Adjusted net income(1) was $17.6 million, or $0.68 per diluted share, for the first quarter of 2022 compared to $19.3 million, or $0.73 per diluted share, for the first quarter of 2021.

First Quarter 2022 Highlights

●	Gross written premiums increased by 65.0% to $170.9 million compared to $103.6 million in the first quarter of 2021
●	Net income of $14.5 million compared to $16.6 million in the first quarter of 2021
●	Adjusted net income(1) of $17.6 million compared to $19.3 million in the first quarter of 2021
●	Total loss ratio of 19.7% compared to negative 9.4% in the first quarter of 2021
●	Combined ratio of 76.5% compared to 60.4% in the first quarter of 2021
●	Adjusted combined ratio(1) of 72.1% compared to 53.3% in the first quarter of 2021
●	Annualized return on equity of 15.0 % compared to 18.0% in the first quarter of 2021
●	Annualized adjusted return on equity(1) of 18.1% compared to 20.8% in the first quarter of 2021

(1)See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “We are pleased to report another strong quarter for Palomar.  When we began the year, we identified four strategic priorities for calendar 2022: produce strong premium growth, continue to deliver consistent and predictable earnings, monetize investments made over the course of 2021, and scale our organization.  I am very happy to report that we made strong progress across all four initiatives during the first quarter. Selected highlights of Q1 2022 include: delivering a 65% gross written premium increase compared to the prior year period and record residential earthquake new business, the successful renewal of our aggregate reinsurance program that effectively places a floor on our adjusted return on equity of 14% for 2022, writing $30 million of managed written premium for PLMR-FRONT in its second quarter of operation, and achieving an expense ratio of 56.8%, which constituted a meaningful sequential and year-over-year improvement. The momentum of our first quarter results well positions Palomar to deliver sustained growth and profitability in the year ahead.”

Underwriting Results

Gross written premiums increased 65.0% to $170.9 million compared to $103.6 million in the first quarter of 2021, while net earned premiums increased 61.6% compared to the prior year’s first quarter.

Losses and loss adjustment expenses for the first quarter were $15.0 million including $14.5 million of non-catastrophe attritional losses, and $0.5 million of unfavorable development on catastrophe losses from prior periods. The loss ratio for the quarter was 19.7%, comprised of a catastrophe loss ratio of 0.6%(1) and an non-catastrophe attritional loss ratio of 19.1%, compared to a loss ratio of negative 9.4% during the same period last year comprised of a catastrophe loss ratio of negative 20.5% and non-catastrophe attritional loss ratio of 11.1%.

Underwriting income(1) was $17.9 million resulting in a combined ratio of 76.5% compared to underwriting income of $18.6 million and a combined ratio of 60.4% during the same period last year. Excluding expenses related to transactions, stock-based compensation, amortization of intangibles, and catastrophe bonds, the Company’s adjusted combined ratio(1) was 72.1% in the first quarter compared to 53.3% during the same period last year. Non-catastrophe losses and loss ratio increased mainly due to the growth of lines of business subject to attritional losses, such as Specialty Homeowners, Flood, and Inland Marine.

When comparing our 2022 results to our first and second quarter results for 2021, it is important to remember the impact that Winter Storm Uri (“Uri”) had on our results during those periods. Uri resulted in negative losses and a negative loss ratio in the first quarter of 2021 offset by additional reinsurance expense, or ceded premium, in the first and second quarters of 2021.

Investment Results

Net investment income increased by 16.2% to $2.6 million compared to $2.2 million in the prior year’s first quarter. The year over year increase was primarily due to a higher average balance of investments held during the three months ended March 31, 2022 due to cash generated from operations. Funds are generally invested conservatively in high quality securities, including government agency, asset and mortgage-backed securities, municipal and corporate bonds with an average credit quality of "A1/A+" with a small portion of our portfolio invested in equity securities. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.17 years at March 31, 2022. Cash and invested assets totaled $533.2 million at March 31, 2022. During the first quarter, the Company recorded realized and unrealized losses of $1.3 million related to its investment portfolio as compared to realized and unrealized losses of $739 thousand in last year’s first quarter.

Tax Rate

The effective tax rate for the three months ended March 31, 2022 was 23.8% compared to 17.3% for the three months ended March 31, 2021. For the current quarter, the Company’s income tax rate was higher than the statutory rate due primarily to non-deductible executive compensation expense. For the three months ended March 31, 2021 our income tax rate was lower than the statutory rate due primarily to the tax impact of the permanent component of employee stock option exercises.

Stockholders’ Equity and Returns

Stockholders' equity was $380.4 million at March 31, 2022 compared to $394.2 million at December 31, 2021. For the three months ended March 31, 2022, the Company’s annualized return on equity was 15.0% compared to 18.0% for the same period in the prior year while adjusted return on equity(1) was 18.1% compared to 20.8% for the same period in the prior year.  During the current quarter, the Company repurchased 219,061 shares, or $13.0 million, of the Company’s previously announced $100 million share repurchase authorization.

Full Year 2022 Outlook

For the full year 2022, the Company expects to achieve adjusted net income of $80 million to $85 million.

Conference Call

As previously announced, Palomar will host a conference call Thursday May 5, 2022, to discuss its first quarter 2022 results at 12:00 p.m. (Eastern Time). The conference call can be accessed by dialing 1-877-423-9813 (domestic) or 1-201-689-8573 (international) and asking for the Palomar First Quarter 2022 Earnings Call. A telephonic replay will be available starting at 3:00 p.m (Eastern Time) on May 5, 2022 and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13728464. The telephonic replay will be available until 11:59 pm (Eastern Time) on May 12, 2022.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd., Palomar Insurance Agency, Inc. and Palomar Excess and Surplus Insurance Company (“PESIC”). Palomar is an innovative insurer that focuses on the provision of specialty insurance for residential and commercial clients. Palomar’s underwriting and analytical expertise allow it to concentrate on certain markets that it believes are underserved by other insurance companies, such as the markets for earthquake, hurricane and flood insurance. Palomar’s insurance subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., and Palomar Excess and Surplus Insurance Company, have a financial strength rating of “A-” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Follow Palomar on Facebook, LinkedIn and Twitter: @PLMRInsurance

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses.  See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Bill Bold

1-619-890-5972

bbold@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results

The following table summarizes the Company’s results for the three months ended March 31, 2022 and 2021:

	Three months ended
	March 31,
	2022	2021	Change	% Change

	($ in thousands, except per share data)
Gross written premiums	$170,934	$103,577	$67,357	65.0%
Ceded written premiums	(89,552)	(43,364)	(46,188)	106.5%
Net written premiums	81,382	60,213	21,169	35.2%
Net earned premiums	76,032	47,053	28,979	61.6%
Commission and other income	777	711	66	9.3%
Total underwriting revenue (1)	76,809	47,764	29,045	60.8%
Losses and loss adjustment expenses	14,954	(4,423)	19,377	NM
Acquisition expenses	28,054	19,313	8,741	45.3%
Other underwriting expenses	15,925	14,248	1,677	11.8%
Underwriting income (1)	17,876	18,626	(750)	(4.0)%
Interest expense	(93)	—	(93)	NM
Net investment income	2,579	2,219	360	16.2%
Net realized and unrealized losses on investments	(1,278)	(739)	(539)	72.9%
Income before income taxes	19,084	20,106	(1,022)	(5.1)%
Income tax expense	4,547	3,476	1,071	30.8%
Net income	$14,537	$16,630	$(2,093)	(12.6)%
Adjustments:
Expenses associated with transactions and stock offerings	86	410	(324)	(79.0)%
Stock-based compensation expense	2,760	938	1,822	194.2%
Amortization of intangibles	315	337	(22)	(6.5)%
Expenses associated with catastrophe bond, net of rebate	200	1,683	(1,483)	NM
Tax impact	(325)	(712)	387	NM
Adjusted net income (1)	$17,573	$19,286	$(1,713)	(8.9)%
Key Financial and Operating Metrics
Annualized return on equity	15.0%	18.0%
Annualized adjusted return on equity (1)	18.1%	20.8%
Loss ratio	19.7%	(9.4)%
Expense ratio	56.8%	69.8%
Combined ratio	76.5%	60.4%
Adjusted combined ratio (1)	72.1%	53.3%
Diluted earnings per share	$0.56	$0.63
Diluted adjusted earnings per share (1)	$0.68	$0.73
Catastrophe losses	$481	$(9,631)
Catastrophe loss ratio (1)	0.6%	(20.5)%
Adjusted combined ratio excluding catastrophe losses (1)	71.4%	73.7%
NM- not meaningful

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $461,206 in 2022; $426,122 in 2021)	$444,320	$432,682
Equity securities, at fair value (cost: $41,836 in 2022; $31,834 in 2021)	41,983	33,261
Total investments	486,303	465,943
Cash and cash equivalents	46,876	50,284
Restricted cash	63	87
Accrued investment income	2,648	2,725
Premium receivable	94,615	88,012
Deferred policy acquisition costs	54,977	55,953
Reinsurance recoverable on unpaid losses and loss adjustment expenses	113,726	127,947
Reinsurance recoverable on paid losses and loss adjustment expenses	32,082	29,368
Ceded unearned premiums	84,975	58,315
Prepaid expenses and other assets	31,479	37,072
Property and equipment, net	483	527
Intangible assets, net	9,201	9,501
Total assets	$957,428	$925,734
Liabilities and stockholders' equity
Liabilities:
Accounts payable and other accrued liabilities	$26,561	$21,284
Reserve for losses and loss adjustment expenses	165,112	173,366
Unearned premiums	316,675	284,665
Ceded premium payable	47,318	37,460
Funds held under reinsurance treaty	6,362	10,882
Deferred tax liabilities, net	—	3,908
Borrowings from credit agreements	15,000	—
Total liabilities	577,028	531,565
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 25,231,571 and 25,428,929 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	3	3
Additional paid-in capital	322,048	318,902
Accumulated other comprehensive income (loss)	(13,151)	5,312
Retained earnings	71,500	69,952
Total stockholders' equity	380,400	394,169
Total liabilities and stockholders' equity	$957,428	$925,734

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Gross written premiums	$170,934	$103,577
Ceded written premiums	(89,552)	(43,364)
Net written premiums	81,382	60,213
Change in unearned premiums	(5,350)	(13,160)
Net earned premiums	76,032	47,053
Net investment income	2,579	2,219
Net realized and unrealized losses on investments	(1,278)	(739)
Commission and other income	777	711
Total revenues	78,110	49,244
Expenses:
Losses and loss adjustment expenses	14,954	(4,423)
Acquisition expenses	28,054	19,313
Other underwriting expenses	15,925	14,248
Interest expense	93	—
Total expenses	59,026	29,138
Income before income taxes	19,084	20,106
Income tax expense	4,547	3,476
Net income	14,537	16,630
Other comprehensive income, net:
Net unrealized losses on securities available for sale for the three months ended March 31, 2022 and 2021, respectively	(18,463)	(6,199)
Net comprehensive income (loss)	$(3,926)	$10,431
Per Share Data:
Basic earnings per share	$0.57	$0.65
Diluted earnings per share	$0.56	$0.63

Weighted-average common shares outstanding:
Basic	25,362,179	25,552,629
Diluted	25,899,290	26,256,281

Underwriting Segment Data

The Company has a single reportable segment and offers primarily earthquake, wind, inland marine, and flood insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended March 31,
	2022		2021

	($ in thousands)
		% of		% of
	Amount	GWP	Amount	GWP
Product
Residential Earthquake	$46,336	27.1%	$35,898	34.7%
Fronting Premiums	29,845	17.5%	—	0.0%
Commercial Earthquake	25,144	14.7%	21,277	20.5%
Inland Marine	18,237	10.7%	7,834	7.6%
Specialty Homeowners	16,284	9.5%	14,002	13.5%
Commercial All Risk	11,210	6.6%	8,190	7.9%
Hawaii Hurricane	6,914	4.0%	6,137	5.9%
Residential Flood	2,993	1.8%	2,283	2.2%
Other	13,971	8.1%	7,956	7.7%
Total Gross Written Premiums	$170,934	100.0%	$103,577	100.0%

	Three Months Ended March 31,
	2022		2021

	($ in thousands)
		% of		% of
	Amount	GWP	Amount	GWP
State
California	$68,718	40.2%	$50,502	48.8%
Texas	18,979	11.1%	11,054	10.7%
Hawaii	8,540	5.0%	6,920	6.7%
Washington	6,881	4.0%	4,088	3.9%
Florida	4,962	2.9%	6,058	5.8%
Oregon	4,373	2.6%	2,904	2.8%
Illinois	4,273	2.5%	2,522	2.4%
North Carolina	4,078	2.4%	3,888	3.8%
Other	50,130	29.3%	15,641	15.1%
Total Gross Written Premiums	$170,934	100.0%	$103,577	100.0%

	Three Months Ended March 31,
	2022		2021

	($ in thousands)
		% of		% of
	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$104,004	60.8%	$79,845	77.1%
PESIC	66,930	39.2%	23,732	22.9%
Total Gross Written Premiums	$170,934	100.0%	$103,577	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended
	March 31,
	2022	2021	Change	% Change

	($ in thousands)
Gross earned premiums	$138,924	$91,293	$47,631	52.2%
Ceded earned premiums	(62,892)	(44,240)	(18,652)	42.2%
Net earned premiums	$76,032	$47,053	$28,979	61.6%

Net earned premium ratio	54.7%	51.5%

Loss detail

	Three Months Ended
	March 31,
	2022	2021	Change	% Change

	($ in thousands)
Catastrophe losses	$481	$(9,631)	$10,112	(105.0)
Non-catastrophe losses	14,473	5,208	9,265	177.9%
Total losses and loss adjustment expenses	$14,954	$(4,423)	$19,377	(438.1)%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended March 31,
	2022	2021

	(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$45,419	$34,470
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	13,449	(1,696)
Prior years	1,505	(2,727)
Total incurred	14,954	(4,423)
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	1,490	1,680
Prior years	7,497	9,351
Total payments	8,987	11,031
Reserve for losses and LAE net of reinsurance recoverables at end of period	51,386	19,016
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	113,726	188,448
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$165,112	$207,464

Reconciliation of Non-GAAP Financial Measures

For the three ended March 31, 2022 and 2021, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended
	March 31,
	2022	2021

	(in thousands)
Total revenue	$78,110	$49,244
Net investment income	(2,579)	(2,219)
Net realized and unrealized (gains) losses on investments	1,278	739
Underwriting revenue	$76,809	$47,764

Underwriting income

	Three Months Ended
	March 31,
	2022	2021

	(in thousands)
Income before income taxes	$19,084	$20,106
Net investment income	(2,579)	(2,219)
Net realized and unrealized (gains) losses on investments	1,278	739
Underwriting income	$17,876	$18,626

Adjusted net income

	Three Months Ended
	March 31,
	2022	2021

	(in thousands)
Net income	$14,537	$16,630
Adjustments:
Expenses associated with transactions and stock offerings	86	410
Stock-based compensation expense	2,760	938
Amortization of intangibles	315	337
Expenses associated with catastrophe bond, net of rebate	200	1,683
Tax impact	(325)	(712)
Adjusted net income	$17,573	$19,286

Annualized adjusted return on equity

	Three Months Ended
	March 31,
	2022	2021

	($ in thousands)

Annualized adjusted net income	$70,292	$77,144
Average stockholders' equity	$387,284	$370,048
Annualized adjusted return on equity	18.1%	20.8%

Adjusted combined ratio

	Three Months Ended
	March 31,
	2022	2021

	($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$58,156	$28,427
Denominator: Net earned premiums	$76,032	$47,053
Combined ratio	76.5%	60.4%
Adjustments to numerator:
Expenses associated with transactions and stock offerings	$(86)	$(410)
Stock-based compensation expense	(2,760)	(938)
Amortization of intangibles	(315)	(337)
Expenses associated with catastrophe bond, net of rebate	(200)	(1,683)
Adjusted combined ratio	72.1%	53.3%

Diluted adjusted earnings per share

	Three Months Ended
	March 31,
	2022	2021

	(in thousands, except per share data)

Adjusted net income	$17,573	$19,286
Weighted-average common shares outstanding, diluted	25,899,290	26,256,281
Diluted adjusted earnings per share	$0.68	$0.73

Catastrophe loss ratio

	Three Months Ended
	March 31,
	2022	2021

	($ in thousands)
Numerator: Losses and loss adjustment expenses	$14,954	$(4,423)
Denominator: Net earned premiums	$76,032	$47,053
Loss ratio	19.7%	(9.4)%

Numerator: Catastrophe losses	$481	$(9,631)
Denominator: Net earned premiums	$76,032	$47,053
Catastrophe loss ratio	0.6%	(20.5)%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended
	March 31,
	2022	2021

	($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$58,156	$28,427
Denominator: Net earned premiums	$76,032	$47,053
Combined ratio	76.5%	60.4%
Adjustments to numerator:
Expenses associated with transactions and stock offerings	$(86)	$(410)
Stock-based compensation expense	(2,760)	(938)
Amortization of intangibles	(315)	(337)
Expenses associated with catastrophe bond, net of rebate	(200)	(1,683)
Catastrophe losses	(481)	9,631
Adjusted combined ratio excluding catastrophe losses	71.4%	73.7%

Tangible Stockholders’ equity

	March 31,	December 31,
	2022	2021

	(in thousands)
Stockholders' equity	$380,400	$394,169
Intangible assets	(9,201)	(9,501)
Tangible stockholders' equity	$371,199	$384,668